UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of The Securities Exchange Act of 1934

February 25, 2014

Date of Report (Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

212-905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 25, 2014, PennantPark Floating Rate Capital, Ltd (the “Company”) held a reconvened special meeting of stockholders (the “Special Meeting”) and submitted one matter to the vote of the stockholders. The proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 5, 2013. As of December 9, 2013, the record date, 14,898,056 shares of common stock were eligible to vote. A summary of the matter voted upon by the stockholders is set forth below.

Proposal 1. Due to the absence of a quorum, the Company’s stockholders did not approve a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock during the next 12 months, at a price below its then current net asset value per share, subject to certain limitations as described the proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Floating Rate Capital Ltd.

Dated: February 28, 2014	/s/ AVIV EFRAT
Aviv Efrat Chief Financial Officer & Treasurer